
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such Financial Statements
</LEGEND>
<CIK> 0000786622
<NAME> KRUPP INSURED PLUS L.P.

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                       2,659,584
<SECURITIES>                                88,403,645<F1>
<RECEIVABLES>                                  878,196
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,680,777<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              94,622,202
<CURRENT-LIABILITIES>                           10,543
<BONDS>                                              0
<COMMON>                                    94,611,569<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                94,622,202
<SALES>                                              0
<TOTAL-REVENUES>                             3,581,735<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               922,334<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,659,401
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,659,401
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,659,401
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$59,581,068 & Mortgage-Backed Securities ("MBS") $28,822,577.
<F2>Includes the following prepaid acquisition fees & expenses of $2,079,247 net of accumulated amortization of $4,041,261 and prepaid participating servicing of
$601,530 net of accumulated amortization of $1,798,469.
<F3>Represents total equity of general partners and limited partners of ($157,450)
and $94,769,109.
<F4>Represents interest income on investments in mortgages & cash.
<F5>Includes $239,626 of amortization related to prepaid fees & expenses
<F6>Net income allocated $39,459 to the General Partners & $1,275,844 to the
Limited Partners for the 3 months ended June 30, 1995.  Average net income per unit of Limited Partners interest is $.17 on 7,500,099 Units outstanding.

